As filed with the Securities and Exchange Commission on March 4, 2014

Registration No. 333-185398

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCESS MIDSTREAM PARTNERS, L.P.

ACMP FINANCE CORP.*

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0534394
Delaware	45-1502258
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

525 Central Park Drive Oklahoma City, Oklahoma 73105 (877) 413-1023	J. Mike Stice 525 Central Park Drive Oklahoma City, Oklahoma 73105 (877) 413-1023
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Ryan J. Maierson

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price / Amount Of Registration Fee (1)
Common Units Representing Limited Partner Interests
Debt Securities
Guarantees of Debt Securities (2)

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act, as amended, the registrant is deferring payment of all of the registration fee.
(2)	No separate consideration will be received for any guarantee of debt securities; accordingly, pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required.
*	The companies listed on the next page in the Table of Additional Registrant Guarantors are also included in this Registration Statement as additional Registrants.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following are additional registrants that may guarantee the debt securities registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Access MLP Operating, L.L.C.	Delaware	27-0870752

Bluestem Gas Services, L.L.C.	Oklahoma	20-0174765

Access Midstream Gas Services, L.L.C.	Oklahoma	26-2096775

Oklahoma Midstream Gas Services, L.L.C.	Oklahoma	26-2572816

Texas Midstream Gas Services, L.L.C.	Oklahoma	20-5093006

Magnolia Midstream Gas Services, L.L.C.	Oklahoma	27-3973921

Ponder Midstream Gas Services, L.L.C.	Delaware	27-0895708

Appalachia Midstream Services, L.L.C.	Oklahoma	26-3678972

Access Permian Midstream, L.L.C.	Oklahoma	61-1679868

Access West Texas Processing, L.L.C.	Oklahoma	61-1661963

Louisiana Midstream Gas Services, L.L.C.	Oklahoma	26-1954717

Mockingbird Midstream Gas Services, L.L.C.	Oklahoma	27-0680794

Utica Gas Services, L.L.C.	Oklahoma	45-4806771

Access Compression, L.L.C.	Oklahoma	36-4778590

(1)	The address, including zip code, and telephone number, including area code, of each of the additional registrant guarantor’s principal executive offices is c/o Access Midstream Partners, L.P., 525 Central Park Drive, Oklahoma City, Oklahoma 73105, (877) 413-1023. The primary standard industrial classification code number of each of the additional registrant guarantors is 4922. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrant guarantors is J. Mike Stice, Chief Executive Officer, Access Midstream Partners, L.P., 525 Central Park Drive, Oklahoma City, Oklahoma 73105, (877) 413-1023.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration Statement No. 333-185398) of Access Midstream Partners, L.P., its subsidiary guarantor registrants and ACMP Finance Corp. (the “Registration Statement”) is being amended to add Access West Texas Processing, L.L.C., Louisiana Midstream Gas Services, L.L.C., Mockingbird Midstream Gas Services, L.L.C., Utica Gas Services, L.L.C. and Access Compression, L.L.C., each a subsidiary of Access Midstream Partners, L.P., as co-registrants that are, or may be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Listing expenses		**
Miscellaneous		**

TOTAL	$	**

*	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the Registration Statement, and is therefore not currently determinable.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable

Item 15.	Indemnification of Directors and Officers

Access Midstream Partners, L.P.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner, any departing general partner, an affiliate of our general partner or an affiliate of any departing general partners; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

We expect that any underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification by the underwriters of us, our general partner, our general partner’s directors and our general partner’s officers who sign the registration statement, and any person who controls us or our general partner, including indemnification for liabilities under the Securities Act.

Access Midstream Partners GP, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Access Midstream Partners GP, L.L.C., our general partner, provides that our general partner shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our general partner, or is or was serving at the request of our general partner as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”), against expenses (including reasonable attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding to the full extent permitted by the Delaware LLC Act, upon such determination having been made as to such indemnitee’s good faith and conduct as is required by the Delaware LLC Act. The limited liability company agreement of our general partner also provides that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by our general partner in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by our general partner’s sole member in accordance with the provisions of the Delaware LLC Act, upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount unless it shall ultimately be determined that indemnitee is entitled to be indemnified by our general partner. Officers, directors and affiliates of our general partner are also indemnified by us, as described above.

Our general partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

ACMP Finance Corp.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

In addition, Section 102(b)(7) of the Delaware General Corporation Law permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transactions from which the director derived an improper personal benefit.

The Certificate of Incorporation of ACMP Finance Corp. currently provides that each director shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article 14 of the Bylaws of ACMP Finance Corp. sets forth the extent to which the directors and officers of ACMP Finance Corp. may be indemnified by ACMP Finance Corp. against liabilities which they may incur while serving in such capacity. Article 14 generally provides that ACMP Finance Corp. shall indemnify the directors and officers of ACMP Finance Corp. who are or were a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of ACMP Finance Corp. or of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, provided that the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law was met and, provided further, that such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred in the case of an action or suit by or in the right of ACMP Finance Corp. to procure a judgment in its favor. Subject to the procedures for indemnification of directors and officers set forth in the Bylaws, the indemnification of the directors and officers of ACMP Finance Corp. provided for therein is in all other respects substantially similar to that provided for in Section 145 of the Delaware General Corporation Law. Any such indemnification shall continue as to a person who has ceased to be a director or officer of ACMP Finance Corp. and shall inure to the benefit of the heirs, executors, and administrators of such person.

Delaware Limited Liability Company Guarantors

Access MLP Operating, L.L.C. and Ponder Midstream Gas Services, L.L.C. are organized under the laws of the State of Delaware. Under the Delaware Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each of the Agreements of Limited Liability Company of these subsidiaries provides that a member shall not be liable to such subsidiary for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of such subsidiary if such member’s conduct does not constitute gross negligence or willful misconduct. Furthermore, a member shall be indemnified and held harmless by such subsidiary to the fullest extent permitted by law, from and against any and all losses, claims, damages and settlements arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the member is involved, as a party or otherwise, by reason of the management of the affairs of such subsidiary, provided that no member shall be entitled to indemnification for such losses, claims, damages and settlements arising as a result of the gross negligence or willful misconduct of such member.

Oklahoma Guarantors

Bluestem Gas Services, L.L.C., Access Midstream Gas Services, L.L.C., Oklahoma Midstream Gas Services, L.L.C., Texas Midstream Gas Services, L.L.C., Magnolia Midstream Gas Services, L.L.C., Appalachia Midstream Services, L.L.C., Access Permian Midstream, L.L.C., Access West Texas Processing, L.L.C., Louisiana Midstream Gas Services, L.L.C., Mockingbird Midstream Gas Services, L.L.C., Utica Gas Services, L.L.C. and Access Compression, L.L.C. are each organized under the laws of the State of Oklahoma. Section 2017 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands as are set forth in the limited liability company agreement.

Each of the Agreements of Limited Liability Company of these subsidiaries provides that a member shall not be liable to such subsidiary for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of such subsidiary if such member’s conduct does not constitute gross negligence or willful misconduct. Furthermore, a member shall be indemnified and held harmless by such subsidiary to the fullest extent permitted by law, from and against any and all losses, claims, damages and settlements arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the member is involved, as a party or otherwise, by reason of the management of the affairs of such subsidiary, provided that no member shall be entitled to indemnification for such losses, claims, damages and settlements arising as a result of the gross negligence or willful misconduct of such member.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

1.1*	—	Form of Underwriting Agreement

3.1**	—

Composite Agreement of Limited Partnership of Access Midstream Partners, L.P. (incorporated by reference to Exhibit 3.4 to Access Midstream Partners, L.P.’s Current Report on Form 8-K filed on July 30, 2012

(File No. 001-34831))

4.1**	—	Form of Indenture

4.2*	—	Form of Debt Securities

4.3**	—	Indenture, dated as of December 19, 2012, by and among Access Midstream Partners, L.P., ACMP Finance Corp., the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Access Midstream Partners, L.P.’s Current Report on Form 8-K filed on December 19, 2012 (File No. 001-34831))

4.4**	—	First Supplemental Indenture, dated as of December 19, 2012, among Access Midstream Partners, L.P., ACMP Finance Corp., the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Access Midstream Partners, L.P.’s Current Report on Form 8-K filed on December 19, 2012 (File No. 001-34831))

4.5**	—	Second Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of January 7, 2013, by among Access Midstream Partners, L.P., ACMP Finance Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.9 to Access Midstream Partners, L.P.’s Annual Report on Form 10-K filed on February 21, 2014 (File No. 001-34831))

5.1**	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

5.2**	—	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. as to the legality of the securities being registered

5.3	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

5.4	—	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. relating to the legality of the guarantees covered by Post-Effective Amendment No. 1 to Form S-3

8.1**	—	Opinion of Latham & Watkins LLP relating to tax matters

12.1**	—	Computation of Ratio of Earnings to Fixed Charges

23.1	—	Consent of PricewaterhouseCoopers LLP

23.2	—	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (contained in Exhibit 5.3 hereto)

24.1**	—	Powers of Attorney (contained on the signature pages to this Registration Statement)

25.1**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

25.2**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture (incorporated by reference to Access Midstream Partners, L.P.’s Form 305B2 filed on August 16, 2013 (File No. 333-185398))

*	To be filed.
**	Indicates exhibits previously filed hereto or incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 4, 2014.

Access Midstream Partners, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 4, 2014.

Signature	Title

*	Chief Executive Officer
J. Mike Stice	(Principal Executive Officer)

*	Chief Financial Officer
David C. Shiels	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Operating Officer
Robert S. Purgason	and Director

*	Chairman of the Board and Director
David A. Daberko

*	Director
William J. Brilliant

*	Director
Domenic J. Dell’Osso, Jr.

*	Director
Philip L. Frederickson

*	Director
Suedeen G. Kelly

*	Director
William A. Woodburn

*	J. Mike Stice hereby signs this Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on March 4, 2014, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 of Access Midstream Partners, L.P. filed with the Securities and Exchange Commission on December 12, 2012.

By:	/s/ J. Mike Stice
Attorney-in-fact

Each person whose signature appears below appoints J. Mike Stice and David C. Shiels, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Alan S. Armstrong	Director	March 4, 2014
Alan S. Armstrong

/s/ William B. Berry	Director	March 4, 2014
William B. Berry

/s/ Francis E. Billings	Director	March 4, 2014
Francis E. Billings

/s/ Donald R. Chappel	Director	March 4, 2014
Donald R. Chappel

/s/ James J. Cleary	Director	March 4, 2014
James J. Cleary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 4, 2014.

ACMP Finance Corp.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 4, 2014.

Signature	Title

*	Chief Executive Officer
J. Mike Stice	(Principal Executive Officer)

*	Chief Financial Officer
David C. Shiels	(Principal Financial Officer and Principal Accounting Officer)

*	Director
William J. Brilliant

*	Director
William A. Woodburn

*	J. Mike Stice hereby signs this Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on March 4, 2014, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 of Access Midstream Partners, L.P. filed with the Securities and Exchange Commission on December 12, 2012.

By:	/s/ J. Mike Stice
Attorney-in-fact

Each person whose signature appears below appoints J. Mike Stice and David C. Shiels, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Alan S. Armstrong	Director	March 4, 2014
Alan S. Armstrong

/s/ Donald R. Chappel	Director	March 4, 2014
Donald R. Chappel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 4, 2014.

Access MLP Operating, L.L.C.

Bluestem Gas Services, L.L.C.

Access Midstream Gas Services, L.L.C.

Oklahoma Midstream Gas Services, L.L.C.

Texas Midstream Gas Services, L.L.C.

Magnolia Midstream Gas Services, L.L.C.

Ponder Midstream Gas Services, L.L.C.

Appalachia Midstream Services, L.L.C.

Access Permian Midstream, L.L.C.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 4, 2014.

Signature	Title

*	Chief Executive Officer
J. Mike Stice	(Principal Executive Officer)

*	Chief Financial Officer
David C. Shiels	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Executive Officer of Access
J. Mike Stice	Midstream Partners, L.P., the sole manager

*	J. Mike Stice hereby signs this Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on March 4, 2014, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 of Access Midstream Partners, L.P. filed with the Securities and Exchange Commission on December 12, 2012.

By:	/s/ J. Mike Stice
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 4, 2014.

Access West Texas Processing, L.L.C. Louisiana Midstream Gas Services, L.L.C. Mockingbird Midstream Gas Services, L.L.C. Utica Gas Services, L.L.C. Access Compression, L.L.C.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

Each person whose signature appears below appoints J. Mike Stice and David C. Shiels, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ J. Mike Stice	Chief Executive Officer	March 4, 2014
J. Mike Stice	(Principal Executive Officer)

/s/ David C. Shiels	Chief Financial Officer	March 4, 2014
David C. Shiels	(Principal Financial Officer and Principal Accounting Officer)

/s/ J. Mike Stice	Chief Executive Officer of Access	March 4, 2014
J. Mike Stice	Midstream Partners, L.P., the sole manager

Index of Exhibits

Exhibit Number	Description

1.1*	—	Form of Underwriting Agreement

3.1**	—	Composite Agreement of Limited Partnership of Access Midstream Partners, L.P. (incorporated by reference to Exhibit 3.4 to Access Midstream Partners, L.P.’s Current Report on Form 8-K filed on July 30, 2012 (File No. 001-34831))

4.1**	—	Form of Indenture

4.2*	—	Form of Debt Securities

4.3**	—	Indenture, dated as of December 19, 2012, by and among Access Midstream Partners, L.P., ACMP Finance Corp., the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Access Midstream Partners, L.P.’s Current Report on Form 8-K filed on December 19, 2012 (File No. 001-34831))

4.4**	—	First Supplemental Indenture, dated as of December 19, 2012, among Access Midstream Partners, L.P., ACMP Finance Corp., the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Access Midstream Partners, L.P.’s Current Report on Form 8-K filed on December 19, 2012 (File No. 001-34831))

4.5**	—	Second Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of January 7, 2013, by among Access Midstream Partners, L.P., ACMP Finance Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.9 to Access Midstream Partners, L.P.’s Annual Report on Form 10-K filed on February 21, 2014 (File No. 001-34831))

5.1**	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

5.2**	—	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. as to the legality of the securities being registered

5.3	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

5.4	—	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. relating to the legality of the guarantees covered by Post-Effective Amendment No. 1 to Form S-3

8.1**	—	Opinion of Latham & Watkins LLP relating to tax matters

12.1**	—	Computation of Ratio of Earnings to Fixed Charges

23.1	—	Consent of PricewaterhouseCoopers LLP

23.2	—	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (contained in Exhibit 5.3 hereto)

24.1**	—	Powers of Attorney (contained on the signature pages to this Registration Statement)

25.1**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

25.2**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture (incorporated by reference to Access Midstream Partners, L.P.’s Form 305B2 filed on August 16, 2013 (File No. 333-185398))

*	To be filed.
**	Indicates exhibits previously filed hereto or incorporated by reference.